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                                                                     EXHIBIT 4.1

                                  TAVANZA, INC.

                            2000 STOCK INCENTIVE PLAN

      1.    Purpose of Plan.

      The name of this plan is the Tavanza, Inc. 2000 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board (as hereinafter defined) on ____________ and approved by the stockholders of the Company (as hereinafter defined) on ____________. The purpose of the Plan is to enable the Company (as hereinafter defined) and its Related Companies (as hereinafter defined) to attract, retain and reward employees, directors, advisors and consultants and to strengthen the existing mutuality of interests between such persons and the Company's stockholders. To accomplish the foregoing, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Restricted Stock Units and Other Awards (each as hereinafter defined). From and after the consummation of a Public Offering (as hereinafter defined), the Board may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.

      2.    Definitions.

      For purposes of the Plan, the following terms shall be defined as set forth below: (a) "Administrator" means the Board or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

            (b) "Award" means an award of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards under the Plan.

            (c) "Award Agreement" means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

            (d) "Board" means the Board of Directors of the Company.

            (e) "Cause" means (1) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company, including without limitation repeated refusal to follow the reasonable directions of the employer or supervisor, knowing violation of law in the course of performance of the duties of Participant's employment or service with the Company, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company's premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) fraud or material
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dishonesty against the Company; or (3) a conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.

            (f) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

            (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

            (h) "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. From and after the consummation of a Public Offering, the composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) unless otherwise determined by the Board, "outside directors" as defined in section 162(m) of the Code.

            (i) "Common Stock" means the common stock, par value $.01 per share, of the Company.

            (j) "Company" means Tavanza, Inc., a Delaware corporation (or any successor corporation).

            (k) "Disability" means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

            (l) "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent or Related Company. "Recipient" is sometimes used herein to describe an Eligible Recipient who has been granted an Award of Restricted Stock or Restricted Stock Units.

            (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (n) "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.


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            (o) "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported.

            (p) "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

            (q) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

            (r) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

            (s) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

            (t) "Other Award" means an Award granted pursuant to Section 13 hereof.

            (u) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

            (v) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive grants of Options or awards of Restricted Stock, Restricted Stock Units or Other Awards. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

            (w) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily


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holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            (x) "Public Offering" means the first underwritten initial public offering of Shares by the Company.

            (y) "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

            (z) "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

            (aa) "Restricted Stock Units" means the right to receive in cash or Shares the Fair Market Value of a Share of Company Stock granted pursuant to
Section 8 hereof.

            (bb) "Shares" means shares of Common Stock and any successor security.

            (cc) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      3.    Administration.

            (a) The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

                  (i) to select those Eligible Recipients who shall be Participants;

                  (ii) to determine whether and to what extent Options or awards of Restricted Stock, Restricted Stock Units or Other Awards are to be granted hereunder to Participants;

                  (iii) to determine the number of Shares to be covered by each Award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock, Restricted Stock Units or Other Awards granted hereunder;


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                  (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

                  (vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

            (b) The Administrator may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

            (c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      4.    Shares Reserved for Issuance Under the Plan.

            (a) The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 3,900,000 Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

            (b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock, Restricted Stock Units or Other Awards are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

            (c) From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Awards may be granted to any individual Optionee during any fiscal year shall not exceed 1,000,000.


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      5.    Equitable Adjustments.

            (a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of common stock reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares of stock or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of shares of stock or other property subject to outstanding awards of Restricted Stock, Restricted Stock Units and Other Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards, reduced, in the case of Options, by the exercise price thereof.

      6.    Eligibility.

      The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards, provided that directors of the Company or any Parent or Related Company who are not employees of the Company or of any Parent or Related Company, and consultants or advisors to the Company or to any Parent or Related Company may not be granted Incentive Stock Options and further provided that Incentive Stock Options may not be granted to an employee of a Related Company if such Related Company is not a Subsidiary.

      7.    Options.

            (a) General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(m) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

            (b) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall


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not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair
Market Value per Share on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than ten percent (a "Ten Percent Owner") of the total combined voting power of all classes of Common Stock), and (ii) in the case of Nonqualified Stock Options (to the extent required at the time of grant by California "blue sky" laws), be less than 85% of the Fair Market Value per Share on such date.

            (c) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

            (d) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the Award Agreement or after the time of grant, provided that no action under this Section 7(d) following the time of grant shall adversely affect any outstanding Option without the consent of the holder thereof, and provided, further, that (to the extent required at the time of grant by California "blue sky" laws), Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

            (e) Early Exercise. The Administrator may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that otherwise would not then be exercisable, provided that, in connection with such exercise, the Optionee enters into a form of Restricted Stock Award Agreement approved by the Administrator.

            (f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Shares or Restricted Stock already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares or Restricted Stock may be authorized only at the time of grant, (iii) loans pursuant to Rule (h) of this Section 7, (iv) any other form of consideration approved by the Administrator and permitted by applicable law or (v) any combination of the foregoing. If payment of the Exercise Price is made in whole or in part in the form of Restricted Stock, the Shares received upon the exercise of such Option shall be restricted in


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accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of Shares equal to the number of Shares surrendered upon the exercise of such Option.

            (g) Rights as Stockholder. An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 12 hereof and, if requested, has given the representation described in Rule (b) of
Section 13 hereof.

            (h) Loans. The Company or any Parent or Related Company may make loans available to Optionees for the payment of the exercise price of outstanding Options. Such loans shall (i) be evidenced by promissory notes entered into by the Optionees in favor of the Company or any Parent or Related Company, (ii) bear interest at the applicable federal interest rate or such other rate as the Administrator shall determine, (iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). Unless the Administrator determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

            (i) Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution (including, with respect to a Non-Qualified Stock Option only, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option.

            (j) Termination of Employment or Service. If an Optionee's employment with or service as a director, consultant or advisor to the Company or to any Parent or Related Company terminates for any reason other than Cause,
(i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date set forth in the Award Agreement, or such later date as is otherwise determined by the Administrator, but in no event shall such exercise period be less than 30 days after such termination (six months in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such


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termination, shall expire on the date of such termination. The 30-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee's death or Disability during such 30-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. In the event of the termination of an Optionee's employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination.

            (k) Right of First Refusal. Unless otherwise determined by the Administrator, each Award Agreement evidencing the grant of an Option shall provide that the right of an Optionee to dispose of Shares acquired upon exercise of an Option prior to the occurrence of a Public Offering shall be conditioned upon the Company's first being offered the opportunity to purchase such Shares itself, subject to such terms and conditions as may be set forth in the Award Agreement.

            (l) Stockholders' Agreement. The Administrator may require, as a condition to exercise of an Option prior to a Public Offering, that the Optionee sign a Stockholder Agreement.

            (m) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

      8.    Restricted Stock and Restricted Stock Units.

            (a) General. Awards of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock and Restricted Stock Units shall be made; the number of Shares and/or Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock and Restricted Stock Units. The provisions of the awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

            (b) Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant but (to the extent required at the time of grant by California "blue sky" laws) shall not be less than 85% of the Fair Market Value per Share on such date or at the time the purchase is consummated. If a Recipient is a Ten Percent Owner, the purchase price of such Award (to the extent required at the time of grant by California "blue sky" laws) shall be no less than 100% of the Fair Market Value per Share on the date such Award of Restricted Stock is granted or the date the purchase is consummated.

            (c) Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has


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executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

            (d) Nontransferability. The Awards of Restricted Stock and Restricted Stock Units granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this Rule (d). During such period as may be set by the Administrator in the Award Agreement (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan except by will or the laws of descent and distribution; provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine in its sole discretion. The Administrator may also impose such other restrictions and conditions, including the achievement of preestablished corporate performance goals, on awarded Restricted Stock and Restricted Stock Units as it deems appropriate. In no event shall the Restricted Period end with respect to a Restricted Stock Award or Restricted Unit Award prior to the satisfaction by the Participant of any liability arising under Section 12 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect.

            (e) Rights as a Stockholder. Except as provided in Section 8(c), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine. A Participant who is awarded Restricted Stock Units shall posses no incidents of ownership with respect to the Units, provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.

            (f) Termination of Employment. The rights of Participants granted Awards of Restricted Stock or Restricted Stock Units upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Related Company for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Awards. Unless the Administrator determines otherwise, the Company shall have a repurchase right with respect to Restricted Stock and Restricted Stock Units exercisable during the Restricted Period upon the voluntary or involuntary termination of the Participant's employment or service with the Company, the Parent or a Related Company for any reason prior to the occurrence of a Public Offering. The


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purchase price for Shares repurchased pursuant to the Award Agreement shall be no less than the price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase right shall lapse at a rate determined by the Administrator, provided that (to the extent required at the time of grant by California "blue sky" laws) such repurchase right in respect of awards of Restricted Stock granted to Participants other than officers, directors or consultants of the Company shall lapse at the rate of at least 20% per year over five years from the date of grant.

            (g) Early Exercise Options. The Administrator shall award Restricted Stock to a Participant upon the Participant's early exercise of an Option. Unless otherwise determined by the Administrator, the lapse of restrictions with respect to such Restricted Stock shall occur on the same schedule as the Option for which the Restricted Stock was exercised.

            (h) Loans. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 7(h) of the Plan with respect to the exercise of Options.

      9.    Other Awards.

      Other forms of Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

      10.   Amendment and Termination.

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m), section 422 of the Code, stock exchange rules or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

      11.   Unfunded Status of Plan.

      The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


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
      12.   Withholding Taxes.

      Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

      13.   General Provisions.

            (a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

            (c) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

            (d) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Related Company, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Related Company to terminate the employment or service of any of its Eligible Recipients at any time.

            (e) To the extent applicable, pursuant to the provisions of Section
260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more awards granted under the Plan outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

            (f) To the extent applicable, the provisions of Sections 260.160.41,
260.140.42 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

      14.   Stockholder Approval; Effective Date of Plan.

            (a) The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan. (b) Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of ____________ (the "Effective Date").

      15.   Term of Plan.

      No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.


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